Exhibit 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Medina International Holdings, Inc. for the quarter ended July 31, 2013, I, Madhava Rao Mankal, Principal Financial Officer of Medina International Holdings, Inc., hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

a)

such Quarterly Report on Form 10-Q of Medina International Holdings, Inc. for the quarter ended July 31, 2013, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)

the information contained in such Quarterly Report on Form 10-Q of Medina International Holdings, Inc. for the quarter ended July 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of Medina International Holdings, Inc.

Date: September 23, 2013

/s/ Madhava Rao Mankal
Madhava Rao Mankal, Chief Financial Officer
(Principal Accounting Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.